UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2010
CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 673-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Compensatory Arrangements of Certain Officers
On April 28, 2010, Celgene Corporation (the “Company”) entered into the following amendments to Dr. Barer’s and Mr Hugin’s existing employment agreements with the Company and entered into a services agreement with Dr. Barer:
Amendment to Dr. Sol J. Barer’s Employment Agreement. Effective June 16, 2010, the Company and Dr. Barer entered into Amendment No. 2 to Dr. Barer’s Amended and Restated Employment Agreement, dated as of May 1, 2006, as amended (the “Barer Employment Agreement”). The amendment provides that Dr. Barer will serve as Executive Chairman of the Board of Directors from June 16, 2010 until December 31, 2010 during which time he will devote all of his working time and efforts to the performance of his duties as Executive Chairman. As Executive Chairman, he will be entitled to the same compensation and benefits that he was entitled to as Chief Executive Officer, except that his LTIP awards for the 2009-2011 and 2010-2012 performance cycles will be prorated based on the number of days Dr. Barer was employed during the performance cycle and actual achievement of the performance targets under the LTIP. Consistent with his current entitlement under his existing employment agreement, Dr. Barer is entitled to full vesting and immediate exercisability of all outstanding stock options and other equity awards upon his retirement on December 31, 2010.
The foregoing description of Amendment No. 2 to the Barer Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.
Services Agreement. The Company entered into a Services Agreement with Dr. Barer which provides that effective January 1, 2011, Dr. Barer will serve as: (i) non-executive Chairman of the Board of Directors until immediately after the Company’s 2011 annual meeting of stockholders in June 2011 and (ii) as a consultant to the Company from January 1, 2011 to December 31, 2012 (subpart (i) and (ii), the “Contract Period”). The agreement provides that, during the Contract Period, Dr. Barer will be an independent contractor and that he will be entitled to the following compensation and benefits: (i) a monthly cash retainer of $12,500, payable while he is Chairman of the Board of Directors (for a total retainer of $75,000); (ii) an annual consulting fee of $1,250,000; (iii) continued health insurance (with respect to Dr. Barer, until he is eligible for health care benefits pursuant to Medicare, and with respect to his spouse, until June 30, 2014) where the first 18 months are continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA; and (iv) continued reimbursement for reasonable expenses incurred in obtaining professional tax and financial counseling up to an annual maximum of $15,000. During the Contract Period, Dr. Barer will not be eligible to participate in any of the Company’s employee benefit plans or programs, including the MIP, the LTIP and the Company’s 2008 Stock Incentive Plan.
If Dr. Barer’s services are terminated by the Company without “cause” (which is the same definition in his employment agreement) or due to his death or disability or incapacitation, then, in addition to certain accrued amounts, Dr. Barer will be entitled to receive his annual consulting fee and monthly retainer that he would have been entitled to receive from the date of his termination through the end of the Contract Period (the “Contract Amount”). Further, if Dr. Barer’s services are terminated by the Company without “cause” or by him for “good reason” at any time during (i) the two-year period commencing on a “change in control” (which is the Code Section 409A-compliant definition contained in his employment agreement) or (ii) the 90-day period prior to a “change in control,” Dr. Barer will be entitled to receive the Contract Amount. Such amount will be reduced by any payment made to him prior to the “change in control” on account of his termination. In addition, upon the occurrence of a “change in control,” Dr. Barer will receive full and immediate vesting of all stock options and equity awards.
For purposes of the Services Agreement, “good reason” generally means, without Dr. Barer’s consent:
•	while Dr. Barer is Chairman of the Board of Directors, a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities normally attached to his position;

•
while Dr. Barer is Chairman of the Board of Directors, a determination by Dr. Barer made in good faith that, as a result of a change in control, he is unable effectively to carry out the authorities, powers, functions, duties or responsibilities attached to his position;

•	a breach by the Company of any material provision of the agreement;

•	a reduction in the annual consulting fee;

•
failure of the Company to continue in effect any health plan in which Dr. Barer (and eligible dependents) are participating immediately prior to a change in control, unless Dr. Barer (and eligible dependents) are permitted to participate in another plan providing Dr. Barer (and eligible dependents) with substantially comparable benefits at no greater after-tax cost to Dr. Barer (and eligible dependents), or the taking of any action by the Company which would adversely affect Dr. Barer’s (and eligible dependents’) participation in or reduce Dr. Barer’s (and eligible dependents’) benefits under any such plan;

•	a 50-mile or greater relocation of the Company’s principal office; or

•	the failure of a successor to assume the agreement.
The Services Agreement also contains a non-competition provision which applies during the Contract Period and for one year thereafter (or, if change in control payments are made, generally the second anniversary of the later of the date his services are terminated or the change in control date). In addition, the agreement contains a patent/inventions provision and a perpetual confidentiality provision.
The foregoing description of the Services Agreement between the Company and Sol J. Barer does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.
Amendment to Mr. Robert J. Hugin’s Employment Agreement. Effective immediately after the Company’s annual meeting of stockholders on June 16, 2010, Mr. Hugin assumed the role of the Company’s Chief Executive Officer. Accordingly, effective June 16, 2010, the Company and Mr. Hugin entered into Amendment No. 2 to Mr. Hugin’s Amended and Restated Employment Agreement, dated as of May 1, 2006, as amended (the “Hugin Employment Agreement”) to set forth his new title and duties. The amendment also provides for an increase in Mr. Hugin’s base salary from $780,000 (increased to $810,000 in February 2010) to $975,000 and an increase in his annual target MIP bonus from 75% to 120% of his base salary. In addition, the Compensation Committee adjusted his target LTIP award and equity awards in connection with his promotion to Chief Executive Officer as follows: (i) effective beginning with the 2011-2013 performance cycle of the LTIP, his target LTIP award will increase from 100% to 125% of base salary and (ii) in addition to Mr. Hugin’s scheduled 2010 equity award, he will also receive an additional option to purchase 39,000 shares of Common Stock commencing on June 16, 2010, which will be granted quarterly over the remaining 2010 quarterly grant cycle and 6,500 RSUs were granted to him on June 16, 2010.
Mr. Hugin, age 55, served as the Company’s Chief Operating Officer and President from May 1, 2006 to June 16, 2010. He also served as the Company’s Senior Vice President and Chief Financial Officer from June 1999 until May 1, 2006. Mr. Hugin has served as one of the Company’s directors since December 2001. Previously, Mr. Hugin had been a Managing Director at J.P. Morgan & Co. Inc., which he joined in 1985. Mr. Hugin received an A.B. degree from Princeton University and an M.B.A. from the University of Virginia. Mr. Hugin is also a director of The Medicines Company, Atlantic Health System, Inc., a non-profit health care system, and Family Promise, a national non-profit network assisting homeless families.
The foregoing description of Amendment No. 2 to the Hugin Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 10.3 and incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On June 16, 2010, the Company held its 2010 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the soliciation of proxies; the proposals are described in detail in the Company’s Proxy Statement dated May 3, 2010.
Proposal 1. Election of Directors:

	Number of Shares
Name	For	Withheld	Broker Non-Vote
Sol J. Barer, Ph.D.	335,522,097	6,829,023	54,420,810
Robert J. Hugin	339,045,898	3,305,222	54,420,810
Michael D. Casey	339,987,641	2,363,479	54,420,810
Carrie S. Cox	323,356,855	18,994,265	54,420,810
Rodman L. Drake	323,046,891	19,304,229	54,420,810
Gilla Kaplan, Ph.D.	320,573,593	21,777,527	54,420,810
James J. Loughlin	322,575,577	19,775,543	54,420,810
Ernest Mario, Ph.D.	337,299,893	5,051,227	54,420,810
Walter L. Robb, Ph.D.	320,035,198	22,315,922	54,420,810
Proposal 2. Appointment of KPMG LLP as auditors:

Number of Shares
For	Against	Abstain	Broker Non-Vote
389,772,915	5,854,716	1,144,299	0
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Amendment No. 2 to the Amended and Restated Employment Agreement, dated as of May 1, 2006, as amended, between the Company and Sol J. Barer

10.2	Services Agreement, dated as of April 28, 2010, between the Company and Sol J. Barer

10.3	Amendment No. 2 to the Amended and Restated Employment Agreement, dated as of May 1, 2006, as amended, between the Company and Robert J. Hugin

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION
Date: June 18, 2010	By:	/s/ Andre Van Hoek
		Name:	Andre Van Hoek
		Title:	Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Amended and Restated Employment Agreement, dated as of May 1, 2006, as amended, between the Company and Sol J. Barer

10.2	Services Agreement, dated as of April 28, 2010, between the Company and Sol J. Barer

10.3	Amendment No. 2 to the Amended and Restated Employment Agreement, dated as of May 1, 2006, as amended, between the Company and Robert J. Hugin